EXHIBIT 99.2

ATC Contact: Brad Singer

Chief Financial Officer

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS FIRST QUARTER 2004 RESULTS

•	Revenues increased 15% to $186.2 million and income from operations increased to $21.8 million

•	Adjusted EBITDA increased 20% to $106.4 million and Adjusted EBITDA margin increased to 57%

•	Cash provided by operating activities increased to $31.7 million

Boston, Massachusetts – April 27, 2004 – American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended March 31, 2004. Total revenues increased 15% to $186.2 million for the three months ended March 31, 2004, from $161.5 million for the three months ended March 31, 2003. Income from operations increased to $21.8 million for the three months ended March 31, 2004 from $2.1 million for the same period in 2003. Loss from continuing operations decreased to $42.6 million, or $(0.19) per share, for the three months ended March 31, 2004 from $80.2 million, or $(0.41) per share, for the same period in 2003. Net loss decreased to $42.9 million, or $(0.19) per share, for the three months ended March 31, 2004 from $91.6 million, or $(0.47) per share, for the same period in 2003.

Adjusted EBITDA (“income from operations before depreciation and amortization and impairments, net loss on sale of long-lived assets and restructuring expense, plus interest income, TV Azteca, net”) increased 20% to $106.4 million for the three months ended March 31, 2004 from $88.9 million for the same period in 2003. Adjusted EBITDA margin increased to 57% for the three months ended March 31, 2004 from 55% for the three months ended March 31, 2003.

Net cash provided by operating activities increased to $31.7 million during the first quarter of 2004, compared to $7.1 million for the same period in 2003. Payments for purchase of property and equipment and construction activities during the first quarter of 2004 decreased to $10.8 million from $18.8 million for the same period in 2003.

Jim Taiclet, American Tower’s Chairman and Chief Executive Officer, stated, “The wireless industry continues to grow and become an increasingly important part of the telecommunications marketplace. The major carriers are adding subscribers at a brisk pace and their financial and operating performance is also improving. These trends are driving further investment in network quality and we’re also starting to see the deployment of advanced 3G networks.

“The continued demand for tower space plus our ongoing focus on operational execution contributed to our strong first quarter performance of 20% growth in Adjusted EBITDA. In addition, our strong operating performance and control of capital expenditures enabled us to deliver our highest level of free cash flow to date, over $26 million for the quarter.

“From a balance sheet perspective, we successfully raised $225.0 million of attractively priced long-term financing in the first quarter and recently launched a refinancing of our bank facility. Our proposed new credit facilities will extend our maturities and substantially increase our financial flexibility. As a result, you will see us taking meaningful steps to reduce our interest costs, further accelerating our free cash flow growth.”

(Continued)

Operating Highlights

Organic same tower revenue and same tower cash flow growth on the approximately 13,200 towers owned as of the beginning of the first quarter 2003 and the end of the first quarter 2004 were 9% and 13%, respectively, for the three months ended March 31, 2004, compared to the three months ended March 31, 2003.

For the three months ended March 31, 2004, rental and management segment revenues increased 12% to $164.6 million from $146.5 million, and rental and management segment operating profit increased 18% to $112.5 million from $95.3 million, for the same period in 2003. Rental and management segment operating profit margins increased to 68% for the three months ended March 31, 2004, from 65% for the same period in 2003.

Free cash flow (“Adjusted EBITDA less interest expense and payments for purchase of property and equipment and construction activities”) was $26.4 million for the three months ended March 31, 2004. This free cash flow amount reflects deductions of approximately $20.3 million for non-cash interest expense relating to the accretion of our 12.25% senior subordinated discount notes due 2008 and to the amortization of deferred financing fees (excluding the $20.3 million would result in free cash flow of $46.7 million).

Asset Transactions

During the first quarter of 2004, the Company continued to incrementally execute its strategy of divesting non-core portions of its business and acquiring complementary core tower assets.

During the first quarter of 2004, the Company closed on $11.5 million of divestitures within its rental and management segment, including 47 non-strategic towers and a building.

In March 2004, the Company received approximately $4.0 million for substantially all of the net assets of Kline Iron & Steel. The Company may receive up to an additional $2.0 million in cash payable in 2006 based on future revenues generated by Kline. Kline was previously included in the network development services segment and was designated a discontinued operation as of June 2003. The Company expects to sell the remaining assets of Kline, primarily real estate, by the end of the second quarter 2004.

During the first quarter 2004, the Company continued to invest in its core rental and management segment by re-deploying a portion of its proceeds from asset sales and acquired a total of 100 towers for $13.1 million. During the first quarter the Company acquired 4 towers for $0.6 million from NII Holdings, 46 towers for $9.7 million from Iusacell Celular in Mexico, and 50 towers for $2.8 million in the United States. The Company currently expects to acquire an additional 26 towers for approximately $3.9 million from NII Holdings and 63 towers for $13.7 million from Iusacell Celular during the remainder of 2004. However, certain creditors of Iusacell are seeking to enjoin Iusacell from transferring certain of its assets, including the additional towers we expect to acquire. Although we are not a party to this litigation nor do we expect it to have any material adverse effect on our operating results or financial condition, it could delay the acquisition of additional tower assets from Iusacell.

Financing Highlights

The Company has continued to strengthen its financial position through a combination of strong operational execution and thoughtfully accessing the capital markets.

The Company’s principal operating subsidiaries are seeking to refinance their existing $961 million senior secured credit facilities with the proposed new $1.1 billion senior secured credit facilities, consisting of an unfunded $400.0 million revolving credit facility, a $300.0 Term Loan A and a $400.0 million Term Loan B. The new senior secured credit facilities would be guaranteed by American Tower Corporation and its

(Continued)

subsidiaries and would be secured by a pledge of substantially all the Company’s assets. The Company has received commitments from a group of lenders for the full amount of the new facilities, in advance of their efforts to syndicate the facilities to a larger group of financial institutions. These commitments are subject to negotiation, execution and delivery of definitive loan documentation and other customary conditions.

Borrowings under the new facilities would be used to repay the Company’s existing senior secured credit facilities, which currently have outstanding borrowings of approximately $665.8 million, and for general corporate purposes, including refinancing other existing indebtedness. The Company is seeking to have the proposed credit facilities in place during the second quarter and expects that they will provide the Company with greater liquidity and improve its operating and financial flexibility. Upon closing the refinancing with final terms, the Company may be required to record a write-off of deferred financing fees associated with its existing credit facilities of approximately $12.0 million (the loss will be recorded within “loss on retirement of long-term obligations” in the Company’s statement of operations).

The combination of strong operating performance and proceeds from financial and strategic activities reduced the Company’s Net Leverage Ratio two full turns (“total debt less cash and cash equivalents and restricted cash and investments on hand divided by first quarter annualized Adjusted EBITDA”) as of March 31, 2004 to 7.2 from 9.2 for the same period in 2003.

2004 Outlook

The Company’s full year and quarterly 2004 outlook for each of its operating segments is provided on page 9 of this release.

The Company maintains its rental and management outlook for the remainder of 2004 and refines its anticipated annual revenue growth to 9% to 11% from 8% to 11%. The Company also maintains its outlook for 2004 rental and management expenses, and continues to anticipate converting approximately 90% of its incremental revenues into operating profit.

The Company’s has not adjusted its services revenue and segment operating profit and corporate expense outlook for the remainder of 2004.

Without giving effect to potential refinancings, the Company maintains its outlook for interest expense of $270 million to $279 million, including $84 million of non-cash interest.

The Company has modestly reduced its full year 2004 outlook for capital expenditures to a range between $50 million to $63 million due to slightly lower than anticipated new tower construction in the first quarter. The Company expects to construct 120 to 150 new towers in 2004, down from its previous range of 120 to 160 towers.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. Eastern to discuss quarterly results and the Company’s outlook for full year 2004. The call will be hosted by Brad Singer, Chief Financial Officer, who will be joined by Jim Taiclet, Chairman and Chief Executive Officer. The dial-in numbers are US/Canada: (800) 725-9502, International: (212) 346-6540, no access codes required. A replay of the call will be available from 10:30 a.m. Eastern April 27, 2004 until 10:30 a.m. Eastern May 4, 2004. The replay dial-in numbers are US: (800) 633-8284 and international: (402) 977-9140, access code 21192457. American Tower will also sponsor a live simulcast of the call on its web site, http://investor.americantower.com. A replay of the call will be available on the web site shortly after the conclusion of the call.

American Tower is the leading independent owner, operator and developer of broadcast and wireless communications sites in North America. American Tower operates approximately 15,000 sites in the United States, Mexico, and Brazil, including approximately 300 broadcast tower sites. For more information about American Tower Corporation, please visit our website www.americantower.com.

(Continued)

Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, we have presented the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Same Tower Cash Flow, Free Cash Flow and Net Leverage Ratio. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis without regard to depreciation and amortization or capital structure. Our concern is that depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Additionally, interest expense may vary significantly depending on capital structure. Notwithstanding the foregoing, our measure of Adjusted EBITDA, Adjusted EBITDA Margin, Same Tower Cash Flow, Free Cash Flow and Net Leverage Ratio may not be comparable to similarly titled measures of other companies. Reconciliations of these measures to GAAP are included on pages 10 to 12 of this release. Our results under GAAP are set forth in the financial statements attached on pages 5 to 7 of this release.

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, our full year 2004 Outlook, and planned future asset acquisitions and sales. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a decrease in demand for tower space would materially and adversely affect our operating results; (2) our substantial leverage and debt service obligations may adversely affect our operating results; (3) restrictive covenants in our credit facilities and indentures could adversely affect our business by further limiting our flexibility; (4) our participation or inability to participate in tower industry consolidation could involve certain risks; (5) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, our revenue and our ability to generate positive cash flows could be adversely affected; (6) due to the long-term expectations of revenue from tenant leases, we are dependent on the creditworthiness of our tenants; (7) our foreign operations are subject to expropriation risk, governmental regulation, funds inaccessibility, and foreign exchange exposure; (8) a substantial portion of our revenues is derived from a small number of customers; (9) new technologies could make our tower antenna leasing services less desirable to potential tenants and result in decreasing revenues; (10) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; and (11) the bankruptcy proceeding of our Verestar subsidiary exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information under the caption entitled “Business Factors That May Affect Future Results” in our Form 10-K for the year ended December 31, 2003, which we incorporate herein by reference. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

(Continued)

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$98,698	$105,465
Restricted cash and investments	119,137	170,036
Accounts receivable, net	46,310	57,735
Other current assets	66,790	68,160
Assets held for sale	3,439	10,119

Total current assets	334,374	411,515

Property and equipment, net	2,483,604	2,546,525
Goodwill and other intangible assets, net	1,636,549	1,649,760
Deferred income taxes	460,831	449,180
Notes receivable and other long-term assets	282,552	275,508

Total	$5,197,910	$5,332,488

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$100,877	$107,557
Accrued interest	33,525	59,734
Current portion of long-term obligations	82,619	77,622
Other current liabilities	37,371	41,449
Liabilities held for sale		8,416

Total current liabilities	254,392	294,778

Long-term obligations	3,216,627	3,283,603
Other long-term liabilities	29,034	23,961

Total liabilities	3,500,053	3,602,342

Minority interest in subsidiaries	25,806	18,599

STOCKHOLDERS' EQUITY
Class A Common Stock	2,212	2,119
Class B Common Stock		70
Class C Common Stock		12
Additional paid-in capital	3,914,252	3,910,879
Accumulated deficit	(2,233,327)	(2,190,447)
Note receivable	(6,720)	(6,720)
Treasury stock	(4,366)	(4,366)

Total stockholders' equity	1,672,051	1,711,547

Total	$5,197,910	$5,332,488

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2004	2003
REVENUES:
Rental and management	$164,576	$146,462
Network development services	21,603	15,005

Total operating revenues	186,179	161,467

OPERATING EXPENSES:
Rental and management	55,666	54,696
Network development services	20,814	14,712
Depreciation and amortization	77,134	79,654
Corporate general, administrative and development expense	6,879	6,648
Impairments, net loss on sale of long-lived assets and restructuring expense	3,914	3,696

Total operating expenses	164,407	159,406

INCOME FROM OPERATIONS	21,772	2,061

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,540	3,502
Interest income	1,114	926
Interest expense	(69,172)	(71,742)
Loss on retirement of long-term obligations	(8,053)	(8,491)
Loss on investments and other expense	(822)	(25,199)
Minority interest in net earnings of subsidiaries	(1,423)	(570)

Total other expense	(74,816)	(101,574)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(53,044)	(99,513)
INCOME TAX BENEFIT	10,450	19,275

LOSS FROM CONTINUING OPERATIONS	(42,594)	(80,238)
LOSS FROM DISCONTINUED OPERATIONS, NET	(286)	(11,385)

NET LOSS	$(42,880)	$(91,623)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations	$(0.19)	$(0.41)
Loss from discontinued operations		(0.06)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.19)	$(0.47)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	220,408	195,703

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42,880)	$(91,623)
Other non-cash items reflected in statements of operations	100,572	112,283
Decrease in assets	10,829	14,874
Decrease in liabilities	(36,805)	(28,475)

Cash provided by operating activities	31,716	7,059

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(10,832)	(18,821)
Payments for acquisitions	(13,373)	(30,521)
Proceeds from sale of businesses and other long-term assets	20,818	72,154
Deposits, investments and other long-term assets	(2,586)	1,205

Cash (used for) provided by investing activities	(5,973)	24,017

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt securities	225,000	419,884
Net proceeds from stock options	4,271
Repayment of notes payable, credit facilities and capital leases	(307,704)	(240,595)
Restricted cash and investments	50,899	(217,059)
Deferred financing costs and other financing activities	(4,976)	(19,187)

Cash used for financing activities	(32,510)	(56,957)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,767)	(25,881)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	105,465	127,292

CASH AND CASH EQUIVALENTS, END OF PERIOD	$98,698	$101,411

CASH PAID FOR INCOME TAXES	$279	$276

CASH PAID FOR INTEREST	$75,149	$91,572

UNAUDITED SUPPLEMENTAL INFORMATION

SELECTED CAPITAL EXPENDITURE DETAIL

(In millions)

		Three Months Ended March 31, 2004
CAPITAL EXPENDITURES
Wireless tower construction		$1
Improvements/Augmentation		5
Corporate		1
Decrease in accrued construction		4

Total capital expenditures		$11

SELECTED INTEREST EXPENSE DETAIL (in millions)
		Three Months Ended March 31, 2004
Credit facilities		$7
12.25% Senior subordinated discount notes due 2008		14
Discount amortization of $0.01 warrants expiring 2008		2
9.375% Senior notes due 2009		23
7.25% Senior subordinated notes due 2011		7
7.50% Senior notes due 2012		3
Convertible notes due 2009 and 2010		8
Deferred financing amortization		4
Other		1

Total interest expense incurred		$69

SELECTED BALANCE SHEET DETAIL (in millions)
LONG TERM OBLIGATIONS BREAKOUT, INCLUDING CURRENT PORTION		March 31, 2004
Revolving line of credit		$48
Term loan A		351
Term loan C		267
12.25% Senior subordinated discount notes due 2008		441
9.375% Senior notes due 2009		1,000
5.00% Convertible notes due 2010		298
3.25% Convertible notes due 2010		210
7.25% Senior subordinated notes due 2011		400
7.50% Senior notes due 2012		225
Capital leases		42
Other		17

Total long term obligations		$3,299

Net debt (Total long term obligations less total cash and cash equivalents, Restricted cash and investments)		$3,081

SELECTED SHARE DETAIL
	March 31, 2004
TOTAL SHARES OUTSTANDING (in millions)	221.1

SELECTED TOWER PORTFOLIO DETAIL
Three Months Ended March 31, 2004
	Owned Wireless Towers	Broadcast Towers	Managed or Lease/Sublease	Total
ACTIVE TOWER COUNTS
Beginning Balance, 1/1/04	13,562	328	938	14,828
New Construction	13			13
Acquisitions	100			100
Reductions	(64)	(1)	(39)	(104)

Ending Balance, 3/31/04	13,611	327	899	14,837

American Tower Corporation Financial Summary

April 27, 2004

(In millions, except per share data)

QUARTERLY AND FULL YEAR 2004 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company's expectations as of April 27, 2004. Company outlook is based on assumptions about the number of new builds constructed, tenant lease-up and the timing of tower closings. Please refer to the cautionary language included in this press release when considering this information. The Company undertakes no obligation to update this information.

"Segment operating profit" is defined as segment revenues less segment operating expenses before depreciation and amortization, corporate general administrative and development expense, and impairments, net loss on sale of long-lived assets and restructuring expense. Segment operating profit for rental and management includes interest income TV Azteca, net.

"Adjusted EBITDA" is defined as income from operations before depreciation and amortization and impairments, net loss on sale of long-lived assets and restructuring expense, plus interest income, TV Azteca, net.

	Q2 2004* Outlook Ranges			Q3 2004 Outlook Ranges			Q4 2004 Outlook Ranges			Full Year 2004 Outlook Ranges
Rental and management revenue	$167	to	$170	$170	to	$174	$173	to	$178	$675	to	$687
Rental and management segment operating profit	113	to	116	116	to	120	119	to	123	461	to	472
(Includes interest income, TV Azteca, net)
Services revenue	20	to	25	20	to	25	20	to	25	82	to	97
Services segment operating profit	2	to	3	2	to	3	2	to	3	7	to	10
Total revenue	187	to	195	190	to	199	193	to	203	756	to	783
Total segment operating profit	115	to	119	118	to	123	121	to	126	467	to	481
Corporate and development expense	7	to	6	7	to	6	7	to	7	28	to	26
Adjusted EBITDA	108	to	113	111	to	117	114	to	119	439	to	455
Depreciation and amortization	78	to	76	78	to	76	78	to	76	311	to	305
Total interest expense	70	to	67	70	to	67	70	to	67	279	to	270
Loss from continuing operations	($43)	to	($37)	($31)	to	($23)	($30)	to	($22)	($147)	to	($124)
Basic and diluted net loss per common share from continuing operations	(0.20)	to	(0.17)	(0.14)	to	(0.10)	(0.14)	to	(0.10)	(0.67)	to	(0.56)
Payments for purchase of property and equipment and construction activities	11	to	16	14	to	18	14	to	18	50	to	63
Non-cash interest expense included in Total interest expense above:
Accretion of 12.25% senior subordinated notes due 2008	15	to	15	15	to	15	16	to	16	60	to	60
Accretion of warrants discount	2	to	2	2	to	2	2	to	2	8	to	8
Amortization of deferred financing fees	4	to	4	4	to	4	4	to	4	16	to	16

Total non-cash interest expense	21		21	21		21	22		22	84		84
* 2Q04 includes a potential $12 million write-off for deferred financing fees as a result of the anticipated completion of the new credit facility.
RECONCILIATION OF OUTLOOK TO GAAP MEASURES(1)

The reconciliation of loss from continuing operations to Adjusted EBITDA is as follows:

	Q2 2004 Outlook Ranges			Q3 2004 Outlook Ranges			Q4 2004 Outlook Ranges			Full Year 2004 Outlook Ranges
Loss from continuing operations	$(43)	to	$(37)	$(31)	to	$(23)	$(30)	to	$(22)	$(147)	to	$(124)
Interest expense	70	to	67	70	to	67	70	to	67	279	to	270
Depreciation and amortization	78	to	76	78	to	76	78	to	76	311	to	305
Other, including interest income, note conversion expense, loss on investment and other expense, and income tax benefit	3	to	7	(6)	to	(3)	(4)	to	(2)	(4)	to	5

Adjusted EBITDA	$108	to	$113	$111	to	$117	$114	to	$119	$439	to	$455

(1)    We have not reconciled our adjusted EBITDA outlook to net loss because we do not provide guidance for the reconciling items between loss from continuing operations and net loss (loss from discontinued operations).

UNAUDITED RECONCILIATIONS TO GAAP MEASURES

In thousands

First Quarter 2004: Organic same tower revenue and cash flow

The reconciliation of organic same tower revenue and cash flow for approximately 13,200 towers owned as of the end of the first quarter 2004 and the beginning of the first quarter 2003 is as follows:	Three Months Ended March 31,
	2004	2003
Rental and management revenue	$164,576	$146,462
Revenue from towers not owned as of 1/1/2003 and 3/31/2004, real estate, managed or lease/subleased towers	(10,894)	(5,392)

Organic same tower revenue on approximately 13,200 towers	$153,682	$141,070

Organic same tower revenue % increase	9%
Rental and management expense	(55,666)	(54,696)
Rental and management regional overhead	11,117	11,481
Expenses from towers not owned as of 1/1/2003 and 3/31/2004, real estate, managed or lease/subleased towers	3,283	1,875

Organic same tower expenses on approximately 13,200 towers	$(41,266)	$(41,340)

Organic same tower cash flow on approximately 13,200 towers	$112,416	$99,730

Organic same tower cash flow % increase	13%

UNAUDITED RECONCILIATIONS TO GAAP MEASURES

In thousands

First Quarter 2004 and 2003: Adjusted EBITDA, free cash flow,and adjusted EBITDA margin

The reconciliation of net loss to adjusted EBITDA, free cash flow and adjusted EBITDA margin is as follows:

	Three Months Ended March 31,
	2004	2003
Net loss	$(42,880)	$(91,623)
Loss from discontinued operations, net	286	11,385

Loss from continuing operations	(42,594)	(80,238)

Interest expense	69,172	71,742
Interest income	(1,114)	(926)
Income tax benefit	(10,450)	(19,275)
Depreciation and amortization	77,134	79,654
Impairments, net loss on sale of long-lived assets and restructuring expense	3,914	3,696
Loss on retirement of long-term obligations	8,053	8,491
Minority interest in net earnings of subsidiaries	1,423	570
Loss on investments and other expense	822	25,199

Adjusted EBITDA	$106,360	$88,913

Interest expense	(69,172)	(71,742)
Payments for purchase of property and equipment and construction activities	(10,832)	(18,821)

*Free cash flow	26,356	(1,650)

Accretion of 2.25% discount convertible notes due 2009	—	1,754
Accretion of 12.25% senior subordinated discount notes due 2008	14,220	8,582
Accretion of warrants discount (issued in conjunction with 12.25% notes)	2,291	1,496
Amortization of deferred financing fees	3,804	3,369

Free cash flow, excluding accretion and amortization of deferred financing	$46,671	$13,551

Adjusted EBITDA	$106,360	$88,913
Divided by total operating revenues	186,179	161,467

Adjusted EBITDA margin	57%	55%

*In prior year the Company utilized capital expenditures incurred as opposed to cash paid for capital expenditures within its calculation of free cash flow.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES

In thousands

Net Leverage Ratio

The reconciliation of net leverage for the end of the first quarter 2004 and 2003 is as follows:	March 31,
	2004	2003
Cash and cash equivalents	$98,698	$101,411
Restricted cash and investments	119,137	217,188

Total cash and cash equivalents	217,835	318,599

Current portion of long-term obligations	82,619	285,275
Long-term obligations	3,216,627	3,300,637

Total debt	3,299,246	3,585,912

Net debt (Total debt less total cash and cash equivalents)	3,081,411	3,267,313
Adjusted EBITDA	106,360	88,913
	x 4	x 4

Respective 4Q Adjusted EBITDA	$425,440	$355,652

Net Leverage Ratio (Net debt divided by respective 4Q adjusted EBITDA)	7.2	9.2

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